EXHIBIT 11







                           MBIA INC. AND SUBSIDIARIES


               COMPUTATION OF EARNINGS PER SHARE ASSUMING DILUTION

                     (In thousands except per share amounts)


                                             THREE MONTHS ENDED
                                                 MARCH 31
                                         --------------------------
                                             1999           1998
                                         -----------    -----------

Net income                                 $  9,420       $102,105
                                         ===========    ===========
Diluted weighted average shares:
      Basic weighted average
        shares outstanding                   99,547         98,690
      Effect of stock options                   918          1,366
                                         ===========    ===========
Diluted weighted average shares:            100,465        100,056
                                         ===========    ===========
Basic EPS                                    $ 0.09         $ 1.03
                                         ===========    ===========

Diluted EPS                                  $ 0.09         $ 1.02
                                         ===========    ===========